                                 SCHEDULE 13G/A

CUSIP NO. 338923 10 5
          -----------



                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f)(1) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any subsequent amendments hereto.

DATED: February 10, 1998


                                        /s/ Stefan R. Bothe
                                        -------------------------------
                                        Stefan R. Bothe


                                        /s/ Jennifer V. Cheng
                                        -------------------------------
                                        Jennifer V. Cheng





                               Page 7 of 7 pages